SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                   of 1934


        Date of Report (Date of earliest event reported) December 3, 1999


                        DIALYSIS CORPORATION OF AMERICA
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


           Florida                  0-8527               59-1757642
----------------------------     -----------         -------------------
(State or other jurisdiction     (Commission           (IRS Employer
      of incorporation)          File Number)        Identification No.)


      27 Miller Avenue, Lemoyne, Pennsylvania            17043
     ----------------------------------------         ----------
     (Address of principal executive offices)         (Zip Code)


      Registrant's telephone number, including area code (717) 730-6164
                                                         --------------

Item 5.  Other Events.

     DCA of Vineland, LLC, a Delaware limited liability company ("Vineland"), an 80% owned subsidiary of the Company, is establishing a new modern 15 station outpatient dialysis facility in Vineland, New Jersey. Vineland has entered into a three-year credit facility with a Maryland bank to borrow up to $700,000 at an annual interest rate of 8.75% for constructing and equipping the facility. Vineland will draw down the funds as needed. The Vineland dialysis facility is approximately two-thirds completed, with the initial funds for the construction of approximately $365,000 provided by the Company, which funds are to be repaid from the new bank financing.

     In order to facilitate the financing, the Company provided the bank with a second mortgage and security interest on the property it owns in Easton, Maryland which consists of land and a 7,400 square foot building, which it leases to a competitor who purchased the Company's Easton, Maryland dialysis facility in 1989. The first mortgage is held by an affiliated bank for the Company's 1988 financing. The outstanding balance on the first mortgage from the Company is currently approximately $164,000.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Businesses Acquired

          Not Applicable

     (b)  Pro Forma Financial Information

          Not Applicable

     (c)  Exhibits

          (99)  Additional Exhibits

                (i)   Indemnity Deed of Trust
                (ii)  Guaranty Agreement


                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DIALYSIS CORPORATION OF AMERICA

                                          /s/ Thomas K. Langbein

                                       By-------------------------------------
                                         THOMAS K. LANGBEIN, Chairman
                                         of the Board and Chief Executive
                                         Officer

Dated:  December 8, 1999